Exhibit 99.1

Snap Inc. Announces Second Quarter 2019 Financial Results

Daily Active Users increased 8% year-over-year to 203 million

Revenue increased 48% year-over-year to $388 million

Adjusted EBITDA improved 53% year-over-year to $(79) million

SANTA MONICA, Calif. – July 23, 2019 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended June 30, 2019.

Financial Highlights

•	Operating cash flow improved by $104 million to $(96) million in Q2 2019, compared to the prior year.
•	Free Cash Flow improved by $131 million to $(103) million in Q2 2019, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,553 million at June 30, 2019, compared with 1,479 million one year ago.
•	Revenue increased 48% to $388 million in Q2 2019, compared to the prior year.
•	Operating loss improved $53 million to $(305) million in Q2 2019, compared to the prior year.
•	Net loss improved $98 million to $(255) million in Q2 2019, compared to the prior year.
•	Adjusted EBITDA improved $90 million to $(79) million in Q2 2019, compared to the prior year.

“The growth in our community, engagement, and revenue is the result of several transitions we completed over the past 18 months,” said Evan Spiegel, CEO. “We look forward to building on our momentum and making significant ongoing progress in each of these areas.”

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2019	2018	Change	2019	2018	Change
(Unaudited)	(in thousands, except per share amounts)
Cash used in operating activities	$(95,789)	$(199,346)	(52)%	$(161,967)	$(431,327)	(62)%
Free Cash Flow	$(103,422)	$(234,247)	56%	$(181,414)	$(502,543)	64%
Common shares outstanding plus shares underlying stock-based awards	1,552,734	1,478,758	5%	1,552,734	1,478,758	5%
Operating loss	$(304,818)	$(357,842)	(15)%	$(620,879)	$(750,372)	(17)%
Revenue	$388,021	$262,263	48%	$708,447	$492,929	44%
Net loss	$(255,174)	$(353,310)	(28)%	$(565,581)	$(739,095)	(23)%
Adjusted EBITDA	$(78,713)	$(169,032)	53%	$(202,162)	$(386,897)	48%
Diluted net loss per share attributable to common shareholders	$(0.19)	$(0.27)	(31)%	$(0.42)	$(0.58)	(28)%
Non-GAAP diluted net loss per share	$(0.06)	$(0.14)	(56)%	$(0.16)	$(0.31)	(49)%

Q2 2019 Summary & Key Highlights

We added 13 million Daily Active Users in the second quarter and saw increased engagement across key metrics:

•	DAUs were 203 million in Q2 2019, compared to 190 million in Q1 2019 and 188 million in Q2 2018.
•	DAUs were up sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	DAUs were up sequentially and year-over-year on each of iOS and Android platforms.
•	The average number of Snaps created every day grew to more than 3.5 billion in Q2 2019.

We are seeing early results from the improvements of our Android application:

•

On the majority of Android devices used by new users, Snapchatters are now sending 7% more Snaps when compared to the old version, which we believe is an important leading indicator of their long-term retention.

•	We saw more than a 10% increase in the retention rate of people who open Snapchat for the first time.

We continue to invest in our Discover platform, with a particular focus on building a sustainable premium content ecosystem:

•	Our audience watching content on Discover every day has grown over 35% year-over-year.
•	Total daily time spent by Snapchatters watching Discover increased by over 60% year-over-year.
•	Total daily time spent by Snapchatters watching Shows, our 3-5 minute premium episodes that are vertically shot and quickly paced, more than tripled compared to Q2 2018.
•	90% of Snapchatters who completed the first season of “Endless Summer,” a Snap Original produced by Bunim/Murray Productions, went on to watch season two in its first month.

We continue to invest in our augmented reality platform:

•

We recently launched the next generation of AR Lenses that use deep neural networks to modify a person’s appearance in real-time, and over 200 million Snapchatters played with these new Lenses in the first two weeks.

•	The number of Snapchatters submitting new Lenses through Lens Studio every month grew by more than 20% from the prior quarter.
•	By the end of Q2 2019, over 500,000 Lenses had been created by our community through Lens Studio.
•	We saw more engagement with Lenses created by our community in Q2 2019 than the entirety of 2018.

We launched Snap Games in Q2 2019 to bring the fun of playing games with your friends to Snapchat and foster a scalable ecosystem that benefits users, developers, and Snap:

•	In the past four months, we have worked with our partners to release seven new made-for-Snapchat games for our community, including three games that allow users to play as their Bitmoji.

We continue to build on and improve Snap Kit, our set of developer tools that allow our partners to bring Snapchat features into their services:

•	We more than doubled the number of partner app integrations since the end of 2018.
•	11 apps created by our partners are currently in the top 100 of the iOS App Store and Google Play Store.

We strengthened our platform capabilities to drive improved outcomes for advertisers:

•	We started testing our new Instant Create onboarding flow, which generates ads for businesses in three simple steps from their existing assets, be it their app or their ecommerce storefront.
•	We announced the launch of Snap Select, a new way for advertisers to run unskippable Commercials within a curated set of our Shows programming.

Financial Guidance

The following forward-looking statements reflect our expectations for the third quarter of 2019 as of July 23, 2019, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q3 2019 Outlook

•	Revenue is expected to be between $410 million and $435 million, compared to $298 million in Q3 2018.
•	Adjusted EBITDA is expected to be between $(85) million and $(60) million, compared to $(138) million in Q3 2018.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Addressable reach is defined as the approximate number of Snapchat users that an ad could reach over a 28-day period in a given locality. When we calculate the percentage of a demographic group that can be reached, we do so by dividing addressable reach by relevant census figures. Addressable reach and age data are subject to limitations. For more information, see Snap’s SEC filings and businesshelp.snapchat.com.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to attract and retain qualified and key personnel; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our quarterly report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2019 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(255,174)	$(353,310)	$(565,581)	$(739,095)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,660	22,514	45,979	44,068
Stock-based compensation	195,574	156,371	358,130	289,630
Deferred income taxes	291	17	25	253
Other	(1,399)	(5,893)	(3,316)	(9,287)
Gain on divestiture	(39,883)	—	(39,883)	—
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(39,751)	(13,926)	32,119	34,771
Prepaid expenses and other current assets	(4,761)	7,815	(4,490)	(2,624)
Operating lease right-of-use asset	11,809	—	21,621	—
Other assets	2,769	9,021	2,401	13,225
Accounts payable	21,009	(9,653)	24,099	(46,722)
Accrued expenses and other current liabilities	7,735	(19,356)	(6,588)	(29,505)
Operating lease liabilities	(16,781)	—	(27,251)	—
Other liabilities	113	7,054	768	13,959
Net cash used in operating activities	(95,789)	(199,346)	(161,967)	(431,327)
Cash flows from investing activities
Purchases of property and equipment	(7,633)	(34,901)	(19,447)	(71,216)
Sales of property and equipment	—	—	29	—
Proceeds from divestiture, net	73,796	—	73,796	—
Non-marketable investments	(450)	(21,010)	(2,700)	(21,010)
Purchases of marketable securities	(283,520)	(396,885)	(809,040)	(874,098)
Sales of marketable securities	77,489	—	77,489	45,007
Maturities of marketable securities	324,033	578,509	782,660	1,366,337
Other	1,000	(2,505)	1,000	(2,565)
Net cash provided by investing activities	184,715	123,208	103,787	442,455
Cash flows from financing activities
Proceeds from the exercise of stock options	1,342	1,914	6,938	47,723
Stock repurchases from employees for tax withholdings	—	—	—	(551)
Net cash provided by financing activities	1,342	1,914	6,938	47,172
Change in cash, cash equivalents, and restricted cash	90,268	(74,224)	(51,242)	58,300
Cash, cash equivalents, and restricted cash, beginning of period	247,464	469,531	388,974	337,007
Cash, cash equivalents, and restricted cash, end of period	$337,732	$395,307	$337,732	$395,307
Supplemental disclosures
Cash paid for income taxes, net	$(399)	$1,406	$(79)	$2,397

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$388,021	$262,263	$708,447	$492,929
Costs and expenses:
Cost of revenue	215,492	191,565	419,259	388,363
Research and development	236,199	203,246	452,384	404,232
Sales and marketing	111,504	101,685	209,386	203,798
General and administrative	129,644	123,609	248,297	246,908
Total costs and expenses	692,839	620,105	1,329,326	1,243,301
Operating loss	(304,818)	(357,842)	(620,879)	(750,372)
Interest income	7,446	6,600	15,262	12,704
Interest expense	(809)	(930)	(1,565)	(1,864)
Other income (expense), net	44,085	(61)	42,958	3,092
Loss before income taxes	(254,096)	(352,233)	(564,224)	(736,440)
Income tax benefit (expense)	(1,078)	(1,077)	(1,357)	(2,655)
Net loss	$(255,174)	$(353,310)	$(565,581)	$(739,095)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.19)	$(0.27)	$(0.42)	$(0.58)
Diluted	$(0.19)	$(0.27)	$(0.42)	$(0.58)
Weighted average shares used in computation of net loss per share:				$—
Basic	1,362,544	1,294,846	1,350,763	1,283,668
Diluted	1,362,544	1,294,846	1,350,763	1,283,668

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$335,744	$387,149
Marketable securities	849,050	891,914
Accounts receivable, net of allowance	313,504	354,965
Prepaid expenses and other current assets	41,457	41,900
Total current assets	1,539,755	1,675,928
Property and equipment, net	185,440	212,560
Operating lease right-of-use assets	271,745	—
Intangible assets, net	79,811	126,054
Goodwill	628,474	632,370
Other assets	70,800	67,194
Total assets	$2,776,025	$2,714,106
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$51,902	$30,876
Operating lease liabilities	47,100	—
Accrued expenses and other current liabilities	240,935	261,815
Total current liabilities	339,937	292,691
Operating lease liabilities, noncurrent	311,663	—
Other liabilities	7,727	110,416
Total liabilities	659,327	403,107
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 999,304 shares issued and outstanding at December 31, 2018, and 3,000,000 shares authorized, 1,096,653 shares issued and outstanding at June 30, 2019.	11	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 93,846 shares issued and outstanding at December 31, 2018, and 700,000 shares authorized, 47,582 shares issued and outstanding at June 30, 2019.	—	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 224,611 shares issued and outstanding at December 31, 2018, and 260,888 shares authorized, 227,914 shares issued and outstanding at June 30, 2019.	2	2
Additional paid-in capital	8,592,434	8,220,417
Accumulated other comprehensive income	2,102	3,147
Accumulated deficit	(6,477,851)	(5,912,578)
Total stockholders’ equity	2,116,698	2,310,999
Total liabilities and stockholders’ equity	$2,776,025	$2,714,106

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(95,789)	$(199,346)	$(161,967)	$(431,327)
Less:
Purchases of property and equipment	(7,633)	(34,901)	(19,447)	(71,216)
Free Cash Flow	$(103,422)	$(234,247)	$(181,414)	$(502,543)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(255,174)	$(353,310)	$(565,581)	$(739,095)
Add (deduct):
Interest income	(7,446)	(6,600)	(15,262)	(12,704)
Interest expense	809	930	1,565	1,864
Other (income) expense, net	(44,085)	61	(42,958)	(3,092)
Income tax (benefit) expense	1,078	1,077	1,357	2,655
Depreciation and amortization	22,660	22,514	45,979	44,068
Stock-based compensation expense	195,574	156,371	358,130	289,630
Payroll tax expense related to stock-based compensation	7,871	5,997	14,608	15,965
Reduction in force charges(1)	—	—	—	9,884
Lease exit charges(2)	—	3,928	—	3,928
Adjusted EBITDA	$(78,713)	$(169,032)	$(202,162)	$(386,897)

(1)

Reduction in force charges in the first quarter of 2018 were related to a reduction in force plan impacting approximately 7% of our then global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

(2)

Lease exit charges were related to our exit of various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. We recorded a lease exit charge of $3.9 million in the second quarter of 2018. The charge reflects the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of sublease income. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Depreciation and amortization expense:
Cost of revenue	$5,642	$5,610	$11,788	$10,812
Research and development	7,188	9,489	15,838	18,280
Sales and marketing	3,045	3,991	7,060	7,560
General and administrative	6,785	3,424	11,293	7,416
Total	$22,660	$22,514	$45,979	$44,068

Total stock-based compensation expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Stock-based compensation expense:
Cost of revenue	$1,786	$1,467	$3,635	$1,743
Research and development	132,610	92,303	244,852	170,118
Sales and marketing	26,474	21,996	44,234	38,182
General and administrative	34,704	40,605	65,409	79,587
Total	$195,574	$156,371	$358,130	$289,630

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Non-GAAP net loss reconciliation:
Net loss	$(255,174)	$(353,310)	$(565,581)	$(739,095)
Amortization of intangible assets	9,048	10,754	19,417	21,577
Stock-based compensation expense	195,574	156,371	358,130	289,630
Payroll tax expense related to stock-based compensation	7,871	5,997	14,608	15,965
Gain on divestiture	(39,883)	—	(39,883)	—
Reduction in force charges	—	—	—	9,884
Lease exit charges	—	3,928	—	3,928
Income tax adjustments	376	(339)	262	(119)
Non-GAAP net loss	$(82,188)	$(176,599)	$(213,047)	$(398,230)

Weighted-average common shares - Diluted	1,362,544	1,294,846	1,350,763	1,283,668

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.19)	$(0.27)	$(0.42)	$(0.58)
Non-GAAP adjustment to net loss	0.13	0.13	0.26	0.27
Non-GAAP diluted net loss per share	$(0.06)	$(0.14)	$(0.16)	$(0.31)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Cash Flows and Shares
Net cash used in operating activities	$(231,981)	$(199,346)	$(132,543)	$(126,054)	$(66,178)	$(95,789)
Net cash used in operating activities - YoY (year-over-year)	(50)%	5%	32%	28%	71%	52%
Net cash used in operating activities - TTM (trailing twelve months)	$(811,651)	$(801,423)	$(739,953)	$(689,924)	$(524,121)	$(420,564)
Purchases of property and equipment	$(36,315)	$(34,901)	$(26,285)	$(22,741)	$(11,814)	$(7,633)
Purchases of property and equipment - YoY	102%	80%	1%	7%	(67)%	(78)%
Purchases of property and equipment - TTM	$(102,840)	$(118,376)	$(118,713)	$(120,242)	$(95,741)	$(68,473)
Free Cash Flow	$(268,296)	$(234,247)	$(158,828)	$(148,795)	$(77,992)	$(103,422)
Free Cash Flow - YoY	(55)%	(2)%	28%	25%	71%	56%
Free Cash Flow - TTM	$(914,491)	$(919,799)	$(858,666)	$(810,166)	$(619,862)	$(489,037)
Common shares outstanding	1,254,439	1,273,163	1,291,217	1,317,760	1,334,931	1,372,149
Common shares outstanding - YoY	6%	8%	7%	8%	6%	8%
Shares underlying stock-based awards	202,175	205,595	184,802	188,863	209,055	180,585
Shares underlying stock-based awards - YoY	(20)%	(19)%	(23)%	(18)%	3%	(12)%
Total common shares outstanding plus shares underlying stock-based awards	1,456,613	1,478,758	1,476,019	1,506,623	1,543,986	1,552,734
Total common shares outstanding plus shares underlying stock-based awards - YoY	2%	3%	2%	4%	6%	5%

Results of Operations
Revenue	$230,666	$262,263	$297,695	$389,822	$320,426	$388,021
Revenue - YoY	54%	44%	43%	36%	39%	48%
Revenue - TTM	$905,967	$986,559	$1,076,317	$1,180,446	$1,270,206	$1,395,964
Revenue by region(1)
North America	$170,488	$177,410	$207,477	$268,858	$225,705	$260,017
North America - YoY	32%	20%	24%	23%	32%	47%
North America - TTM	$704,827	$734,599	$774,769	$824,233	$879,450	$962,057
Europe	$32,721	$40,241	$50,478	$62,470	$47,448	$60,633
Europe - YoY	150%	82%	85%	56%	45%	51%
Europe - TTM	$122,011	$140,200	$163,416	$185,910	$200,637	$221,029
Rest of World	$27,458	$44,612	$39,740	$58,495	$47,273	$67,374
Rest of World - YoY	251%	272%	197%	122%	72%	51%
Rest of World - TTM	$79,130	$111,761	$138,133	$170,305	$190,120	$212,882
Operating loss	$(392,530)	$(357,842)	$(323,371)	$(194,707)	$(316,061)	$(304,818)
Operating loss - YoY	82%	20%	30%	46%	19%	15%
Operating loss - Margin	(170)%	(136)%	(109)%	(50)%	(99)%	(79)%
Operating loss - TTM	$(1,664,339)	$(1,573,163)	$(1,434,707)	$(1,268,450)	$(1,191,981)	$(1,138,957)
Net loss	$(385,785)	$(353,310)	$(325,148)	$(191,668)	$(310,407)	$(255,174)
Net loss - YoY	(83)%	(20)%	(27)%	(45)%	(20)%	(28)%
Net loss - TTM	$(1,622,014)	$(1,532,231)	$(1,414,220)	$(1,255,911)	$(1,180,533)	$(1,082,397)
Adjusted EBITDA	$(217,867)	$(169,032)	$(138,377)	(50,363)	(123,449)	(78,713)
Adjusted EBITDA - YoY	(16)%	13%	23%	68%	43%	53%
Adjusted EBITDA - Margin	(94)%	(64)%	(46)%	(13)%	(39)%	(20)%
Adjusted EBITDA - TTM	$(749,680)	$(724,722)	$(684,198)	$(575,637)	$(481,221)	$(390,902)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Other
DAU (in millions)	191	188	186	186	190	203
DAU - YoY	15%	8%	5%	(0)%	(0)%	8%
DAU by region (in millions)
North America	81	80	79	79	80	83
North America - YoY	14%	7%	3%	(1)%	(1)%	3%
Europe	62	61	59	60	61	64
Europe - YoY	13%	7%	4%	(1)%	(2)%	5%
Rest of World	48	47	47	47	49	56
Rest of World - YoY	18%	12%	8%	1%	2%	21%
ARPU	$1.21	$1.40	$1.60	$2.09	$1.68	$1.91
ARPU - YoY	34%	34%	37%	37%	39%	37%
ARPU by region
North America	$2.10	$2.21	$2.62	$3.38	$2.81	$3.14
North America - YoY	16%	12%	20%	23%	34%	42%
Europe	$0.53	$0.66	$0.85	$1.04	$0.77	$0.95
Europe - YoY	120%	70%	78%	57%	47%	43%
Rest of World	$0.58	$0.96	$0.84	$1.24	$0.97	$1.20
Rest of World - YoY	198%	233%	175%	120%	68%	25%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,989	2,879	2,903	2,884	2,818	2,734
Employees - YoY	27%	10%	(2)%	(6)%	(6)%	(5)%

Depreciation and amortization expense
Cost of revenue	$5,202	$5,610	$5,582	$9,888	$6,146	$5,642
Research and development	8,791	9,489	10,174	4,547	8,650	7,188
Sales and marketing	3,569	3,991	4,054	3,475	4,015	3,045
General and administrative	3,991	3,424	5,088	4,772	4,508	6,785
Total	$21,553	$22,514	$24,898	$22,682	$23,319	$22,660
Depreciation and amortization expense - YoY	73%	79%	43%	21%	8%	1%

Stock-based compensation expense
Cost of revenue	$276	$1,467	$1,368	$1,283	$1,849	$1,786
Research and development	77,815	92,303	95,329	75,086	112,242	132,610
Sales and marketing	16,185	21,996	25,082	20,795	17,760	26,474
General and administrative	38,982	40,605	5,030	24,608	30,705	34,704
Total	$133,258	$156,371	$126,809	$121,772	$162,556	$195,574
Stock-based compensation expense - YoY	(93)%	(36)%	(43)%	(33)%	22%	25%